EXHIBIT 10.1

ThIRD amendment to CREDIT AGREEMENT

This Third Amendment dated as of May 4, 2020 to Credit Agreement (this “Amendment”) is entered into by and among Ferro Corporation, an Ohio corporation (the “Company”), the Subsidiaries of the Company listed on the signature pages hereto (the “U.S. Obligors”), the several banks and other financial institutions or entities as Lenders constituting at least the Required Lenders under the Existing Credit Agreement (as defined below) and PNC Bank, National Association (“PNC”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Issuers and the Syndication Agent have entered into the Credit Agreement, dated as of February 14, 2017 (together with all exhibits and schedules attached thereto, as amended by the First Amendment to Credit Agreement, dated as of April 25, 2018, as further amended by the Second Amendment to Credit Agreement, dated as of November 5, 2018, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Company has requested, pursuant to Section 10.1 of the Existing Credit Agreement, that the Existing Credit Agreement be amended to, among other things, permit the Disposition by the Company of its tile coating business to Pigments Spain, S.L. (the “Purchaser”) pursuant to that certain Asset and Stock Purchase Agreement, dated as of December 15, 2019, between the Company and the Purchaser;

WHEREAS, each Lender that executes and delivers a signature page to this amendment (a “Lender Consent”) (each Revolving Lender consenting to the amendments set forth herein, a “Consenting Revolving Lender” and each Term Loan Lender consenting to the amendments set forth herein, a “Consenting Term Loan Lender”) will be deemed to have agreed to the terms of this Amendment and consent to the Disposition of the Tile Coating Business subject to the terms and conditions set forth in this Amendment;

WHEREAS, each U.S. Obligor party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Security Documents, and the other Loan Documents to which it is a party; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I AMENDMENT TO CREDIT AGREEMENT

1.1. Amendment of Existing Credit Agreement. Pursuant to Section 10.1 of the Credit Agreement, the Company, the Lenders party hereto constituting at least the Required Lenders under the Existing Credit Agreement, the Administrative Agent and other parties party hereto agree that on the Third Amendment Effective Date (as defined below):

(a) Section 1.1 of the Existing Credit Agreement shall hereby be amended by adding the following definitions in appropriate alphabetical order:

“BHC Act Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of a party.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Covered Entity” means (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 10.27.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 10.27.

“Supported QFC” is defined in in Section 10.27.

“Tile Coatings Business Disposition” means the Disposition by the Company of its tile coating business to Pigments Spain, S.L. pursuant to that certain Asset and Stock Purchase Agreement, dated as of December 15, 2019, between the Company and Pigments Spain, S.L., and as in effect on May 4, 2020.

“U.S. Special Resolution Regimes” is defined in in Section 10.27.

(b) Section 1.1 of the Existing Credit Agreement shall hereby be amended by amending and restating the definition of “Net Disposition Proceeds” in its entirety as follows”

“Net Disposition Proceeds” means, with respect to any Disposition by the Company, its U.S. Subsidiaries or any Subsidiary Guarantor pursuant to clauses (c) and (j) of Section 7.2.8 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Company or such Subsidiary in respect thereof, the excess of (a) the gross cash proceeds received by the Company or such Subsidiary over (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or accrued by the Company to be payable in cash in connection with such Disposition, (iii) all pension obligations retained by the Company in connection with such Disposition and (iv) payments made by the Company or such Subsidiary to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition; provided, that if the amount of any accrued taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.”

(c) Section 1.1 of the Existing Credit Agreement shall hereby be amended by amending and restating the definition of “Patriot Act Disclosures” in its entirety as follows:

“Patriot Act Disclosures” means all documentation and other information which a Lender, if subject to the Patriot Act and/or the Beneficial Ownership Regulation, is required to provide pursuant to the applicable section of the Patriot Act or the Beneficial Ownership Regulation, as applicable, and which required documentation and information the Administrative Agent reasonably requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.  For the avoidance of doubt, any requirement to deliver a Beneficial Ownership Certification or to provide notices or information with respect thereto shall apply only to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.”

(d) Article I of the Existing Credit Agreement is hereby amended by adding a new Section 1.8 (Divisions) after Section 1.7, which shall read as follows:

“SECTION 1.8Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.”

(e) Section 3.1.1(g) of the Existing Credit Agreement shall hereby be amended and restated in its entirety as follows:

“(g)With respect to Net Disposition Proceeds and Net Casualty Proceeds, within ten Business Days following receipt by the Company or any Subsidiary of any Net Disposition Proceeds resulting from Dispositions made pursuant to Section 7.2.8(c), Section 7.2.8(j) or any Net Casualty Proceeds in excess of a cumulative amount of $1,000,000 in any Fiscal Year, the Company shall deliver to the Administrative Agent a calculation of the amount of such proceeds and the Company shall make, or cause to be made, a mandatory prepayment of the Loans as set forth in Section 3.1.2 in an amount equal to the Applicable Net Proceeds Percentage of such Net Disposition Proceeds or Net Casualty Proceeds; provided, that upon written notice by the Company to the Administrative Agent not more than ten Business Days following receipt of any Net Disposition Proceeds resulting from a Disposition or series of related Dispositions or receipt of any Net Casualty Proceeds (in each case, so long as no Event of Default has occurred and is continuing), such proceeds may be retained by the Company and its Subsidiaries (which retained proceeds (i) shall be excluded from the prepayment requirements of this clause and (ii) may, in the Company’s discretion, be used to repay the outstanding Revolving Loans without a corresponding permanent reduction of the Revolving Loan Commitment Amount pending reinvestment in accordance with the terms hereof) if:

(i)the Company informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties; and

(ii)within one year calendar following the date of receipt of such Net Disposition Proceeds or such Net Casualty Proceeds, such proceeds are applied or committed to such application.

The amount of such retained Net Disposition Proceeds or retained Net Casualty Proceeds unused or uncommitted after such one-year period shall be applied to prepay the Loans as set forth in Section 3.1.2.  Notwithstanding the foregoing, in the event that the application of Net Disposition Proceeds or Net Casualty Proceeds by any Foreign Subsidiary to repay the Loans as required by this clause would result in a materially increased Tax liability for the Company (as reasonably determined by the Company in consultation with the Administrative Agent), such Foreign Subsidiary shall not be required to apply such Net Disposition Proceeds or such Net Casualty Proceeds to prepay the Loans.”

(f) Section 6.13 of the Existing Credit Agreement shall be amended by adding the following sentence at the end of the section:

“The information included in the Beneficial Ownership Certification is true and correct in all respects.”

(g) Section 7.1.1(i) of the Existing Credit Agreement shall hereby be amended by removing the word “and”.
(h) Section 7.1.1.(j) of the Existing Credit Agreement shall hereby be amended by replacing the period at the end of the clause with “; and”
(i) Section 7.1.1 of the Existing Credit Agreement shall hereby be amended by adding a clause (k) that shall read:

“(k) promptly notify the Agents of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.”

(j) Section 7.2.8(h) of the Existing Credit Agreement shall hereby be amended by removing the word “and”.
(k) Section 7.2.8(i) of the Existing Credit Agreement shall hereby be amended by replacing the period at the end of the clause with “; and”.
(l) Section 7.2.8 of the Existing Credit Agreement shall hereby be amended by adding a clause (j) that shall read:

“(j)the Tile Coatings Business Disposition so long as (i) the consideration received in connection with such Disposition consists of not less than 75% in cash (including cash equivalents) and (ii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2.”

(m) Section 10.8 of the Existing Credit Agreement shall be amended by adding the following sentence at the end of the section:

“The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any other Loan Document (including, without limitation, any Assignment Agreement) to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.”

(n) Article X of the Existing Credit Agreement is hereby amended by adding a new Section 10.27 (Acknowledgement and Consent Regarding Any Supported QFCs) after Section 10.26, which shall read as follows:

“SECTION 10.27Acknowledgement Regarding Any Supported QFCs

.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

Article II CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

2.1. This Amendment shall have been duly executed by the Company, the Lenders constituting at least the Required Lenders under the Existing Credit Agreement (through the execution and delivery of a Lender Consent), and the Administrative Agent, and delivered to the Administrative Agent;

2.2. All payments and expenses required to be paid hereunder or pursuant to that certain Engagement Letter, dated as of March 31, 2020, by and between the Borrower, PNC Capital Markets LLC and Deutsche Bank Securities Inc. shall have been paid in full in cash or will be paid in full in cash on the Third Amendment Effective Date, including, without limitation, all reasonable and documented out-of-pocket expenses incurred by PNC Capital Markets LLC, Deutsche Bank Securities Inc., the Administrative Agent and their respective Affiliates in connection with the execution and delivery of this Amendment, in each case to the extent required by Section 10.3 of the Credit Agreement;

2.3. Substantially concurrently with the Third Amendment Effective Date, the Borrower shall have paid to the Administrative Agent (i) for the account of each Consenting Revolving Lender, a non-refundable payment in an amount equal to $5,000, which payment shall be earned, due and payable on the Third Amendment Effective Date and (ii) for the account of each Consenting Term Loan Lender, a non-refundable one-time payment in an amount equal to 0.125% of the aggregate principal amount of such Consenting Term Loan Lender’s outstanding Term Loans, which payment shall be earned, due and payable on the Third Amendment Effective Date;

2.4. The Administrative Agent shall have received with respect to the Company (i) a copy of a good standing certificate, dated a date reasonably close to the Third Amendment Effective Date, for the Company and (ii) a certificate, dated as of the Third Amendment Effective Date, duly executed and delivered by the Company’s Secretary or Assistant Secretary, any director, managing member or general partner, as applicable, as to (A) resolutions of the Company’s board of directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and any related Loan Documents and the transactions contemplated hereby and thereby, (B) the incumbency and signatures of those of its officers, directors, managing member or general partner, as applicable, authorized to act with respect to this Amendment and each Loan Document to be executed by the Company, and (C) the full force and validity of each Organic Document of the Company (and copies of all amendments thereof, if any, since the First Amendment Effective Date), upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, any director, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of the Company;

2.5. No Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date both before and immediately after giving effect to this Amendment; and

2.6. The representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date).

Article III REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment, the Company and the U.S. Obligors represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Third Amendment Effective Date:

3.1. This Amendment has been duly authorized, executed and delivered by the Company and the U.S. Obligors, and this Amendment and the Credit Agreement (after giving effect to this Amendment) constitute the Company’s and each U.S. Obligor’s, as applicable, legal, valid and binding obligation, enforceable against it in accordance with its terms, (except in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law);

3.2. The representations and warranties set forth in the Credit Agreement and each other Loan Document are, in each case after giving effect to this Amendment, true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) on and as of the date hereof and the Third Amendment Effective Date, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date;

3.3. No Default or Event of Default has occurred and is continuing; and

3.4. The execution, delivery and performance by the Company and each U.S. Obligor of this Amendment and the other Loan Documents to which it is a party do not (x) contravene (A) the Company’s or any U.S. Obligors’ Organic Documents, (B) any court decree or order binding on or affecting the Company or any U.S. Obligor or (C) any law or governmental regulation binding on or affecting the company or any U.S. Obligor or (y) result in (A) or require the creation or imposition of, any Lien on the Company’s or any U.S. Obligor’s properties

(except as permitted by the Credit Agreement) or (B) a default under any contractual restriction binding on or affecting the Company or any U.S. Obligor.
Article IV EFFECTS ON LOAN DOCUMENTS

Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as specifically amended herein or contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.  The Company and each U.S. Obligor acknowledges and agrees that, on and after the Third Amendment Effective Date, this Amendment and each of the other Loan Documents to be executed and delivered by the Company and the U.S. Obligors in connection herewith shall constitute a Loan Document for all purposes of the Credit Agreement.  On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.  Nothing herein shall be deemed to entitle any Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Article V MISCELLANEOUS

5.1. Indemnification.  The Company hereby confirms that the indemnification provisions set forth in Section 10.4 of the Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

5.2. Amendments; Execution in Counterparts; Severability.

(a) This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Company, the Lenders party hereto and the Administrative Agent, in each case to the extent required by the Credit Agreement; and

(b) To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.3. Reaffirmation.  Each Reaffirming Party, as party to the Credit Agreement, the Subsidiary Guaranty, the Security Documents and the other Loan Documents (in each case, to which such Reaffirming Party is a party) and as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) ratifies and reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties, (B) any guaranties made by it pursuant to the Subsidiary Guaranty, the Credit Agreement and the other Loan Documents and (C) the validity and enforceability of all of such Liens and security interests heretofore granted, pursuant to and in connection with the Subsidiary Guaranty, the Security Documents or any other Loan Document to Collateral Agent, on behalf and for the benefit of each Secured Party, as collateral security for the obligations under the Loan Documents in accordance with their respective terms and (iii) acknowledges and agrees that the grants of security interests by the Company and the U.S. Obligors contained in the Security Agreement and any other Security Document shall remain, in full force and effect after giving effect to this Amendment. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit

Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

5.4. Administrative Agent.  The Company acknowledges and agrees that PNC, in its capacity as administrative agent under the Credit Agreement, will continue to serve as Administrative Agent under this Amendment and under the Credit Agreement.

5.5. Governing Law; Waiver of Jury Trial; Jurisdiction.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.  Each party hereto agrees that the provisions of Sections 10.9, 10.13 and 10.14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

5.6. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

5.7. Loan Document Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article X thereof.

5.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.9. Headings.  Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

5.10. Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.    The words “execution”, “signed”, “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature of the use of paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law or regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

FERRO CORPORATION

By: /s/ Benjamin J. Schlater

Name: Benjamin J. Schlater

Title: Group VP & CFO

FERRO EUROPE HOLDINGS LLC

By: /s/ Richard Shuttie

Name: Richard Shuttie

Title: Managing Director

FERRO ELECTRONIC MATERIALS INC.

By: /s/ Richard Shuttie

Name: Richard Shuttie

Title: Director, President & Treasurer

FERRO INTERNATIONAL SERVICES INC.

By: /s/ Richard Shuttie

Name: Richard Shuttie

Title: Director, President & Treasurer

CATAPHOTE CONTRACTING COMPANY

By: /s/ Richard Shuttie

Name: Richard Shuttie

Title: Director, President & Treasurer

THE FERRO ENAMEL SUPPLY COMPANY

By: /s/ Richard Shuttie

Name: Richard Shuttie

Title: Director, President & Treasurer

FERRO FAR EAST, INC.

By: /s/ Richard Shuttie

Name: Richard Shuttie

Title: Director, President & Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, an Issuer and a Lender

By: /s/ Scott A. Nolan

Name: Scott A. Nolan

Title: Senior Vice President